UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2005

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2005, First Potomac Realty Trust (the "Company") filed a current report on Form 8-K announcing the entry by the Company into a material definitive agreement to acquire Enterprise Center, a four-building, 189,116 square-foot, flex property located in Chantilly, Virginia, for $29.5 million.

The transaction will be financed, in part, by the assumption of $17.9 million of existing debt at an interest rate of 8.03%. The Company intends to fund the balance of the acquisition cost with borrowings under its revolving line of credit. The acquisition is subject to customary closing conditions, including lender approval.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Description

99.1 Press release dated March 7, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

March 7, 2005	By:	Barry H. Bass

Name: Barry H. Bass
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 7, 2005